UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 N Wolfe Street, Suite 601 Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 864-2558

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 8, 2024, Telomir Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement with Kingswood Investments, division of Kingswood Capital Partners, LLC (“Kingswood”) on behalf of itself and as representative of the underwriters named therein (the “Underwriting Agreement”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 1,000,000 shares of common stock, no par value (“Common Stock”). The Common Stock was sold to the public at the price of $7.00 per share and was offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-275534), which was declared effective by the Securities and Exchange Commission on February 8, 2024 (the “Registration Statement”). On February 13, 2024, the Public Offering closed, resulting in gross proceeds to the Company of $7,000,000 before deducting the underwriting discounts and commissions and other estimated offering expenses. The Company also has granted to the underwriter a 45-day option to purchase up to an additional 150,000 shares of Common Stock.

The Company agreed to an underwriting discount of 7% of the gross proceeds to the Company from the Public Offering. In addition, the Company issued to Kingswood warrants to purchase 50,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants have an exercise price equal to $7.00, equal to the initial public offering price. The Representative’s Warrants are exercisable during the four-and-half year period commencing 6 months after the date of the Underwriting Agreement. The Representative’s Warrants are exercisable only for cash, provided that they may be exercised on a cashless basis at such time as there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon the exercise of the Representative’s Warrants.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its officers and directors and certain stockholders have entered into lock-up agreements with the underwriter pursuant to which each of them has agreed not to, for a period of 180 days (or 365 days for initial holders of our Common Stock), without the prior consent of the underwriter, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to limited exceptions. The Underwriting Agreement and Representative’s Warrant are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and the description of such agreements contained herein are qualified in their entirety by reference to such exhibits.

Item 7.01.	Regulation FD Disclosure.

In connection with the Public Offering, the Common Stock was approved for listing on The Nasdaq Capital Market under the symbol “TELO” and commenced trading on Nasdaq on February 9, 2024.

On February 8, 2024, the Company issued a press release announcing the pricing of the Public Offering, and on February 13, 2024, the Company issued a press release announcing the closing of the Public Offering.

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibits 99.1 and Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 8, 2024, by and among the Company, Kingswood Investments, division of Kingswood Capital Partners, LLC and the other underwriters named therein.

4.1	Representative’s Warrant, dated February 13, 2024.

99.1	Press Release issued on February 8, 2024.

99.2	Press Release issued on February 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Date: February 13, 2024	By:	/s/ Nathen Fuentes
Nathen Fuentes
Chief Financial Officer